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                                                                       EXHIBIT V

                                 TERMINATION OF

                                VOTING AGREEMENT

     This Termination of Voting Agreement (the "Termination Agreement") by and among MORGAN STANLEY DEAN WITTER & CO., a Delaware corporation (the "Company"), as successor to Morgan Stanley Group Inc., and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

     WHEREAS, Morgan Stanley Group Inc. and State Street entered into a voting agreement dated as of March 5, 1991; and

     WHEREAS, the Company, as successor to Morgan Stanley Group Inc., and State Street amended and restated that voting agreement as of December 14, 1999 (the "Voting Agreement"); and

     WHEREAS, the Company and State Street mutually desire to terminate the Voting Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, it is hereby agreed as follows:

     Section 1. The Company and State Street hereby mutually agree to terminate the Voting Agreement. All terms and provisions of such Voting Agreement shall have no further effect and are hereby declared null and void.

     Section 2. This Termination Agreement may be executed by one or more parties to this Termination Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 3. This Termination Agreement shall become effective as of November 30, 2000.
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     IN WITNESS WHEREOF, the undersigned has executed this Termination
Agreement.

                                   STATE STREET BANK AND TRUST COMPANY



                                    By:  /s/ Christine R. Walsh
                                         ----------------------
                                         Name:   Christine R. Walsh
                                         Title:  Vice President


Accepted and Agreed:

MORGAN STANLEY DEAN WITTER & CO.


By:    /s/ Martin M. Cohen
       -------------------
       Name:  Martin M. Cohen
       Title: Assistant Secretary